EXHIBIT

MORGAN STANLEY VARIABLE INVESTMENT SERIES


Sub-Item

77P	Information Required to be Filed Pursuant to Existing Exemptive Orders

(A)		Statement Pursuant to Exemptive Order (ICA Release No. 13466)
		Pertaining to Amortized Cost Pricing

No action was taken during the period pursuant to condition 2 (c) of the above-captioned Order.